NEWS RELEASE

                                           Contact: Donald F. Gayhardt
                                                    President
                                                    Dollar Financial Group, Inc.
FOR IMMEDIATE RELEASE                               (610) 640-5925


  DOLLAR FINANCIAL GROUP ANNOUNCES RECORD FISCAL 2005 FIRST QUARTER OPERATING
                 RESULTS; COMPARABLE STORE SALES INCREASE 15.9%

     BERWYN, Pennsylvania, October 29, 2004 - Dollar Financial Group, Inc., ("Dollar" or the "Company"), a leading international financial services company serving under-banked customers, today announced record revenues of $66.2 million and net income of $3.4 million for the fiscal first quarter ended September 30, 2004 compared to revenues of $57.0 million and net income of $1.1 million for the same period in the prior year.

     Commenting on the operating results, Jeff Weiss, the Company's Chairman and Chief Executive Officer said, "We are very pleased with the continued performance from our domestic and international (Canada and the United Kingdom) operations. The results are a clear indication of our continued ability to focus on providing our customers with the right product mix and fast, courteous service. In addition, we continued making enhancements to our technology platform, our loan servicing capabilities and our underwriting practices, all of which directly impact our ability to drive diversified revenue growth while keeping our key credit ratios in line with our expectations. Our new product offerings continue to produce results, most notably in the areas of debit cards and installment loans. Specifically, we completed the introduction of our Visa(R) branded prepaid card products to approximately two-thirds of our U.S. locations."

     Don Gayhardt, the Company's President commented, "We continue to achieve strong performance from our international operations as indicated by a 28.8% increase in total foreign revenues to $39.8 million for the 2005 fiscal first quarter from $30.9 million for the prior year period. In the fiscal 2005 first quarter we increased our company-operated and franchised locations in Canada and the United Kingdom by 11 units, as well as acquiring one unit in the United Kingdom. For the full fiscal year we plan to open 25-35 new company-owned stores and 20-25 new franchise locations. Additionally we continue to search for attractive well-managed, geographically interesting acquisitions. We also continue to benefit from higher international earnings as the dollar remains lower in relation to the Canadian and U.K. currencies."


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
First Quarter Results

     Led primarily by consumer loan revenues, total revenues increased 16.1 % for the fiscal first quarter ended September 30, 2004 to $66.2 million from $57.0 million for the same period last year. Total revenues for comparable retail stores (defined as company owned stores that were open for at least 15 continuous months prior to September 30, 2004), franchised store and document transmitter revenues increased 15.9%, or $9.1 million, for the 2005 fiscal first quarter.

     Total store and regional expenses decreased as a percentage of total revenues to 64.1% for the 2005 fiscal first quarter from 66.8% for the prior year period. The decrease was primarily due to increased revenues, specifically the Company's consumer loan products, as well as decreases in salaries and benefits, occupancy, returned checks, net and cash shortages, telecommunications, bank charges and armored carrier services as a percentage of total revenues. Corporate expenses for the 2005 fiscal first quarter were $9.5 million or 14.4% of total revenues compared to $7.2 million or 12.7% of total revenues for the prior year period. The increase as a percentage of total revenues was primarily related to increased salaries and benefits, professional fees and other expenses.


     Adjusted EBITDA for the fiscal first quarter ended September 30, 2004 increased $3.0 million, or 23.0%, to $16.1 million from $13.1 million for the prior fiscal year. Adjusted EBITDA as a percentage of total revenues increased to 24.3% for the fiscal first quarter ended September 30, 2004 from 23.0% for the prior fiscal year. Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items as described in the attached table. Net income increased $2.2 million, or 195.2%, to $3.4 million for the fiscal first quarter from $1.1 million for the prior year period.


About the Company

     Dollar is a leading international financial services company serving under-banked consumers. Dollar's customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. This release does not include the operations of the Company's parent company Dollar Financial Corp. Additional information about the Company can be found on its website at www.DFG.com.


Forward Looking Statement



     This release contains forward-looking statements regarding the Company's estimated performance for historical periods. Actual results for such periods may materially differ. Such forward-looking statements involve risks and uncertainties, including risks related to depository institutions and of changing market conditions in the overall economy and the industry, consumer demand, the opening of new stores, the success of the Company's acquisition strategy and other factors detailed from time to time in the Company's annual and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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

                                     DOLLAR FINANCIAL GROUP, INC.
                            INTERIM UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (In thousands except share amounts)

                                                                          September 30,     June 30,
                                                                             2004             2004
                                                                         --------------   -------------
 Assets
  Cash and cash equivalents                                                    $81,911         $69,266
   Loans receivable:
      Loans receivable                                                          29,690          29,116
      Less: Allowance for loan losses                                            2,396           2,315
                                                                         --------------   -------------
  Loans receivable, net                                                         27,294          26,801
  Other consumer lending receivables                                             6,617           7,404
  Prepaid expenses and other receivables                                        18,763          19,073
  Deferred tax assets, net of valuation allowance of $5,657 and $3,946             150               -
  Notes and interest receivable-officers                                         3,662           3,623
  Due from parent company                                                        6,103           5,682
  Property and equipment, net of accumulated
       depreciation of $52,947 and $49,540                                      28,232          27,965
  Goodwill and other intangibles, net of accumulated
       amortization of $22,855 and $23,339                                     151,647         148,228
  Debt issuance costs, net of accumulated
       amortization of $1,385 and $967                                          10,773          11,160
  Other                                                                          2,248           1,832
                                                                         --------------   -------------
                                                                              $337,400        $321,034
                                                                         ==============   =============


  Liabilities and shareholder's equity
  Accounts payable                                                             $13,879         $14,973
  Foreign income taxes payable                                                   4,630           5,979
  Accrued expenses and other liabilities                                        19,123          17,013
  Accrued interest payable                                                       9,176           3,876
  Revolving credit facilities                                                    3,600               -
  9 3/4% Senior Notes due 2011                                                 241,136         241,176
  Shareholder's equity:
     Common stock, $1 par value: 20,000 shares authorized;
               100 shares issued and outstanding at September 30, 2004
               and June 30, 2004                                                     -               -
     Additional paid-in capital                                                 21,617          21,617
     Retained earnings                                                           5,958           2,587
     Accumulated other comprehensive income                                     18,281          13,813
                                                                         --------------   -------------
  Total shareholder's equity                                                    45,856          38,017
                                                                         --------------   -------------
                                                                              $337,400        $321,034
                                                                         ==============   =============

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

                               DOLLAR FINANCIAL GROUP, INC.
                  INTERIM UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (In thousands)

                                                                     Three Months Ended
                                                                       September 30,
                                                                 ---------------------------
                                                                    2004            2003
                                                                 -----------     -----------

Revenues:
Check cashing                                                       $30,362         $28,122
Consumer lending:
  Fees from consumer lending                                         36,642          28,861
  Provision for loan losses and adjustment
    to servicing revenue                                             (9,437)         (7,399)
                                                                 -----------     -----------
Consumer lending, net                                                27,205          21,462
Money transfer fees                                                   3,508           3,081
Other                                                                 5,082           4,325
                                                                 -----------     -----------
Total revenues                                                       66,157          56,990
                                                                 -----------     -----------
Store and regional expenses:
Salaries and benefits                                                19,837          18,777
Occupancy                                                             5,391           4,864
Depreciation                                                          1,743           1,448
Returned checks, net and cash shortages                               2,481           2,538
Telephone and telecommunication                                       1,434           1,562
Advertising                                                           2,823           1,618
Bank charges                                                            935           1,103
Armored carrier services                                                825             729
Other                                                                 6,906           5,415
                                                                 -----------     -----------
Total store and regional expenses                                    42,375          38,054

Corporate expenses                                                    9,544           7,241
Losses on store closings                                                 86              60
Other depreciation and amortization                                     943             958
Interest expense, net                                                 6,484           5,247
                                                                 -----------     -----------
Income before income taxes                                            6,725           5,430
Income tax provision                                                  3,354           4,288
                                                                 -----------     -----------
Net income                                                           $3,371          $1,142
                                                                 ===========     ===========

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

                              Dollar Financial Group Inc.
                          Unaudited Selected Statistical Data

                                                               Three Months Ended
                                                                 September 30,
                                                         -------------------------------
                                                            2004               2003
                                                         ------------      -------------

Consolidated Store Count
                  Beginning                                    1,110              1,084
                  Opened                                          11                  2
                  Acquired                                         1                  -
                  Closed                                           -                  1
                  Franchise, net                                   -                 (5)
                                                         ------------      -------------
                  Ending                                       1,122              1,080
                                                         ============      =============


Company-Operated Store Count
                  Beginning                                      638                624
                  Opened                                          11                  2
                  Acquired                                         1                  -
                  Closed                                           -                  1
                                                         ------------      -------------
                  Ending                                         650                625
                                                         ============      =============


Franchise Store Count
                  Beginning                                      472                460
                  Net change                                       -                 (5)
                                                         ------------      -------------
                  Ending                                         472                455
                                                         ============      =============

                                          Dollar Financial Group Inc.
                                      Unaudited Selected Statistical Data

                                                                              Three Months Ended
                                                                                 September 30,
                                                                        --------------------------------
                                                                            2004              2003
                                                                        --------------    --------------

Check Cashing Data (Consolidated)
        Face amount of checks cashed (in millions)                               $816              $770
        Number of checks cashed (in thousands)                                  2,083             2,097
        Face amount of average check                                             $392              $367
        Average fee per check cashed                                           $14.58            $13.41
        Net write-offs of returned checks (in thousands)                       $2,227            $2,139
        Net write offs as a percentage of check cashing revenue                 7.33%             7.61%

Consumer Loan Data - Originations
        U.S. company funded consumer loan originations                        $18,562           $14,268
        Canadian company funded consumer loan originations                    107,141            75,574
        U.K. company funded consumer loan originations                         42,698            26,439
                                                                        --------------    --------------
        Total company funded consumer loan originations                      $168,401          $116,281
                                                                        ==============    ==============

Consumer Loan Data - Net Revenues
        Servicing revenues, net                                               $12,150           $11,413
        Total company funded consumer loan revenues                            19,725            12,845
        Provision for loan losses on company funded loans                      (4,670)           (2,796)
                                                                        --------------    --------------
        Total consumer loan revenues, net                                     $27,205           $21,462
                                                                        ==============    ==============

EBITDA Reconciliation

     Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization and other items described below. Dollar presents Adjusted EBITDA as an indication of operating performance and its ability to service its debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether Dollar's cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. Dollar believes that Adjusted EBITDA amounts should be reviewed by prospective investors because Dollar uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and Dollar understands that they are used by some investors as one measure of a Company's historical ability to service its debt and capital expenditure requirements. Not all companies calculate EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The tables below reconcile net income as reported on Dollar's unaudited Statements of Operations to unaudited Adjusted EBITDA (dollars in thousands):


                                                Three Months Ended
                                                  September 30,
                                         ---------------------------------
                                              2004             2003
                                         ---------------  ----------------
Net income                                      $ 3,371           $ 1,142
Add:
Loss on store closings                               86                60
Depreciation and amortization                     2,686             2,406
Interest expense                                  6,484             5,247
Foreign currency loss (gain)                        125               (53)
Income tax provision                              3,354             4,288
                                         ---------------  ----------------
Adjusted EBITDA                                $ 16,106          $ 13,090
                                         ===============  ================


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